Exhibit 99 (a)

May 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                    The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

                    Michael J. Mahoney, the Chief Executive Officer and Donald P. Cawley, the Chief Accounting Officer of Commonwealth Telephone Enterprises, Inc., each certifies that, to the best of their knowledge, based on a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Report”):

1.	such Report fully complies with the requirements of Section 13 of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Telephone Enterprises, Inc.

/s/ MICHAEL J. MAHONEY

Michael J. Mahoney Chief Executive Officer (Principal Executive Officer)

/s/ DONALD P. CAWLEY

Donald P. Cawley Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)